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                                                                   EXHIBIT 23.01

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements No. 333-99777 and No. 333-99777-01 of Crescent Real Estate Equities Limited Partnership of our report dated February 13, 2004 (except for paragraph three of Note 8, as to which the date is March 2, 2004, and Note 25, as to which the date is March 9, 2004), with respect to the consolidated financial statements and schedule of Crescent Real Estate Equities Limited Partnership included in this Annual Report on Form 10-K for the year ended December 31, 2003.


                                                           /s/ ERNST & YOUNG LLP


Dallas, Texas
March 9, 2004